Calculation of Filing Fee Tables
S-4
GLACIER BANCORP, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	11,693,180		$ 527,596,282.00	0.0001531	$ 80,774.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 527,596,282.00		$ 80,774.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 80,774.99
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of common stock, par value $0.01 per share, estimated to be issuable by Glacier Bancorp, Inc. ("Glacier"), upon the consummation of the merger with Guaranty Bancshares, Inc. ("GNTY") described herein. The number of Glacier common stock being registered is an estimate based on (i) the exchange ratio of 1.0000 of a share of Glacier common stock for each share of common stock, par value $1.00 per share, of GNTY multiplied by (ii) the sum of (y) 11,347,666 GNTY common shares outstanding as of July 30, 2025, plus (z) the estimated maximum number of GNTY common shares reserved for issuance under GNTY's equity award plans, which equals 345,514 as of July 30, 2025. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act, the proposed maximum offering price of $527,596,282 is the product of (A) $45.12 (the average of the high and low prices of GNTY common stock as reported on The New York Stock Exchange on July 30, 2025), times (B) 11,693,180 (the maximum number of GNTY common shares expected to be exchanged for the common stock being registered, including, 11,347,666 GNTY common shares issued and outstanding, and 345,514 common shares reserved for issuance under GNTY's equity award plans, in each case, as of July 30, 2025).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
11,693,180	$ 45.12	$ 527,596,281.60			$ 527,596,281.60